UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2008

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 (Commission File Number)	95-4160558 (I.R.S. Employer Identification No.)
1221 McKinney Street, Suite 700, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)
(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

See Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amendment to Asset-Based Receivables Purchase Facility

Effective May 6, 2008 (i) the Receivables Purchase Agreement, dated as of December 20, 2007, by and among LyondellBasell Receivables I, LLC, as Seller, Lyondell Chemical Company (the “Company”), as Servicer, the banks and other financial institutions party thereto as the Purchasers, Citibank, N.A., as Agent, and Citigroup Global Markets Inc., Goldman Sachs Credit Partners, L.P., Merrill Lynch Capital Corporation, ABN AMRO Incorporated, and UBS Securities LLC as Joint Lead Arrangers and Joint Bookrunners and (ii) the Undertaking Agreement, dated as of December 20, 2007, by and among the Company, as Servicer and Originator, Equistar Chemicals, LP, as Originator, and Houston Refining LP, as Originator, in favor of the Purchasers and CITIBANK, N.A., as Agent, were amended.  The amendments include (1) modifications to the debt basket covenant to conform to the Amended and Restated Senior Secured Credit Agreement of LyondellBasell Industries AF S.C.A, dated as of April 30, 2008, and (2) other changes, including technical and typographical corrections.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1 to Receivables Purchase Agreement and Undertaking Agreement, which is attached as Exhibit 4.8(a) to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
4.8(a)	Amendment No. 1 to Receivables Purchase Agreement and Undertaking Agreement Dated as of April 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:                 /s/ Gerald A. O’Brien
Name:     Gerald A. O’Brien
Title:       Vice President,
Deputy General Counsel and Secretary

Date:  May 7, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
4.8(a)	Amendment No. 1 to Receivables Purchase Agreement and Undertaking Agreement Dated as of April 30, 2008